Exhibit 99.1

Press Release

INVESTOR RELATIONS CONTACT:
Ralph Giacobbe
860-787-7968
Ralph.Giacobbe@TheCignaGroup.com

MEDIA CONTACT:
Justine Sessions
860-810-6523
Justine.Sessions@Evernorth.com

The Cigna Group Reports Strong Third Quarter 2026 Results, Raises 2026 Outlook

•	Total revenues for the third quarter 2026 increased 6% to $73.7 billion

•	Shareholders’ net income for the third quarter 2026 was $1.4 billion, or $5.47 per share

•	Adjusted income from operations[1] for the third quarter 2026 was $2.1 billion, or $7.98 per share

•	Increasing 2026 outlook for adjusted income from operations[1] to at least $30.60 per share[2]

•
Hosted 2026 Investor Day, introducing the “Lead to One” vision, setting long-term financial targets, including 10%-14% adjusted EPS CAGR and ~$50B in cumulative operating cash flow through 2030, and announcing “Accelerate to One” multi-year $3B modernization and productivity initiative

BLOOMFIELD, CT, November 5, 2026 – Global health company The Cigna Group (NYSE: CI) today reported third quarter 2026 results, reflecting disciplined execution across its businesses and the strength of its capabilities to address increasingly complex health needs.

“Our vision for The Cigna Group’s next chapter of profitable growth is grounded in delivering greater value and personalized experiences for our customers, with three priorities: driving core growth, leveraging our distinct capabilities, and executing with discipline,” said Brian Evanko, President and Chief Executive Officer of The Cigna Group. “As we put our strategy in action, our strong third quarter results demonstrate how we are building on this momentum by making health care more affordable and personalized, while advancing Accelerate to One to drive productivity, reduce costs, and support sustained long-term earnings growth.”

Shareholders’ net income for third quarter 2026 was $1.4 billion, or $5.47 per share compared to $1.9 billion, or $6.98 per share for third quarter 2025, primarily reflecting the absence of an after-tax gain on sale recognized in third quarter 2025.

The Cigna Group’s adjusted income from operations1 for third quarter 2026 was $2.1 billion, or $7.98 per share, compared with $2.1 billion, or $7.83 per share, for third quarter 2025.

A reconciliation of shareholders’ net income to adjusted income from operations1 is provided on the following page and on Exhibit 1 of this earnings release.

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of total revenues to adjusted revenues3 and shareholders’ net income to adjusted income from operations1:

Consolidated Financial Results (unaudited, dollars in millions):
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2026	2025	2026	2026

Total Revenues	$73,683	$69,748	$71,668	$213,845
Net Investment Results from Equity Method Investments[3]	110	(178)	(110)	23
Adjusted Revenues[3]	$73,793	$69,570	$71,558	$213,868

Consolidated Earnings, net of taxes
Shareholders’ Net Income	$1,442	$1,868	$1,660	$4,756
Net Investment Losses (Gains)[1]	67	(43)	(55)	(221)
Amortization of Acquired Intangible Assets[1]	449	332	296	1,060
Special Items[1]	146	(61)	153	621
Adjusted Income from Operations[1]	$2,104	$2,096	$2,054	$6,216

Shareholders’ Net Income, per share	$5.47	$6.98	$6.29	$18.02
Adjusted Income from Operations[1], per share	$7.98	$7.83	$7.78	$23.55

•	Total revenues for third quarter 2026 increased 6% relative to third quarter 2025, driven by growth in both Evernorth Health Services and Cigna Healthcare.

•
Adjusted income from operations[1] for third quarter 2026 was stable relative to third quarter 2025, reflecting strong growth in Cigna Healthcare and Specialty and Care Services, partially offset by lower contribution from Pharmacy Benefit Services.

•
The SG&A expense ratio[4] and adjusted SG&A expense ratio[4] were 4.9% and 4.7% for third quarter 2026, compared to 4.8% and 4.6%, respectively, in third quarter 2025, reflecting investments and initiatives to support long-term growth, partially offset by operating efficiencies.

•	The debt-to-capitalization ratio was 41.8% at September 30, 2026 compared to 44.9% at September 30, 2025 and 43.0% at December 31, 2025.

•	Year to date through November 4, 2026, the Company repurchased 1.8 million shares of common stock for approximately $500 million.

CUSTOMER RELATIONSHIPS

The following table summarizes The Cigna Group’s medical customers and overall customer relationships:

Customer Relationships (in thousands):
	As of the Periods Ended
	September 30,		June 30,	December 31,
	2026	2025	2026	2025

Total Pharmacy Customers	117,698	122,486	118,243	123,603

U.S. Healthcare	16,699	16,352	16,678	16,423
International Health	1,753	1,707	1,735	1,695
Total Medical Customers[5]	18,452	18,059	18,413	18,118

Behavioral Care	23,012	23,526	27,621	28,269
Dental	18,400	18,419	18,488	18,438

Total Customer Relationships	177,562	182,490	182,765	188,428

•	Total customer relationships at September 30, 2026 decreased 6% from December 31, 2025 to 177.6 million, due to lower pharmacy and behavioral customers.

•	Total pharmacy customers at September 30, 2026 decreased 5% from December 31, 2025 to 117.7 million, reflecting expected client transitions and lower membership from health plan clients.

•
Total behavioral customers at September 30, 2026 decreased 19% from December 31, 2025 to 23 million, due to the termination of a government contract, with minimal impact to The Cigna Group’s revenues and adjusted income from operations.

•
Total medical customers[5] at September 30, 2026 increased 2% from December 31, 2025 to 18.5 million, reflecting growth in Middle and Select markets, partially offset by lower membership in National Accounts.

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 1 for a reconciliation of adjusted income from operations1 to shareholders’ net income.

Evernorth Health Services

This segment includes the Pharmacy Benefit Services and Specialty and Care Services operating segments, which provide independent and coordinated health solutions and capabilities to enable the health care system to work better and help people live healthier lives.

Pharmacy Benefit Services drives high-quality, cost-effective pharmacy care through various services such as drug claim adjudication, retail pharmacy network administration, benefit design consultation, drug utilization review, drug formulary management and access to our home delivery pharmacy. Specialty and Care Services provides specialty drugs for the treatment of complex and rare diseases, specialty distribution of pharmaceuticals and medical supplies, as well as clinical programs to help our clients drive better whole-person health outcomes through care services.

Financial Results (dollars in millions):
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2026	2025	2026	2026
Total Adjusted Revenues
Pharmacy Benefit Services	$37,276	$34,091	$34,496	$104,774
Specialty and Care Services	$26,498	$26,300	$26,972	$78,910
Adjusted Revenues[3]	$63,774	$60,391	$61,468	$183,684
Adjusted Income from Operations, Pre-Tax
Pharmacy Benefit Services	$765	$975	$609	$1,768
Specialty and Care Services	$1,064	$928	$1,054	$3,190
Adjusted Income from Operations, Pre-Tax[1]	$1,829	$1,903	$1,663	$4,958
Margin, Pre-Tax[6]	2.9%	3.2%	2.7%	2.7%

•	Evernorth Health Services third quarter 2026 adjusted revenues[3] increased 6% and adjusted income from operations, pre-tax[1], decreased 4%, relative to third quarter 2025.

•	For Pharmacy Benefit Services third quarter 2026 relative to third quarter 2025:

◦	Adjusted revenues[3] increased 9%, primarily due to drug mix.

◦	Adjusted income from operations, pre-tax[1], decreased 22%, primarily reflecting large client contract renewals and strategic investments, consistent with prior commentary.

•	For Specialty and Care Services third quarter 2026 relative to third quarter 2025:

◦
Adjusted revenues[3] increased 1%, reflecting strong specialty distribution revenue growth, partially offset by lower specialty pharmacy revenue, reflecting higher biosimilar and specialty generic adoption, which lowers costs for clients and patients.

◦	Adjusted income from operations, pre-tax[1], increased 15%, primarily reflecting strong organic growth in specialty businesses, including higher biosimilar and specialty generic adoption.

Cigna Healthcare

This segment includes the U.S. Healthcare and International Health operating segments, which provide comprehensive medical and coordinated solutions to clients and customers. U.S. Healthcare provides medical plans and other benefits and solutions for insured and self-insured clients as well as individual and family plan customers. International Health provides health care solutions in our international markets, as well as health solutions for globally mobile individuals and employees of multinational organizations. In April 2026, the Company announced its planned exit from the Individual and Family Plans medical business as of January 1, 2027.

Financial Results (dollars in millions):
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2026	2025	2026	2026

Adjusted Revenues[3,7]	$11,708	$10,755	$11,728	$34,913
Adjusted Income from Operations, Pre-Tax[1]	$1,193	$1,038	$1,276	$3,983
Margin, Pre-Tax[6]	10.2%	9.7%	10.9%	11.4%

•	Third quarter 2026 adjusted revenues[3] increased 9% relative to third quarter 2025, primarily reflecting premium rate increases to cover expected increases in medical costs.

•	Third quarter 2026 adjusted income from operations, pre-tax[1], increased 15% relative to third quarter 2025, primarily due to higher net investment income and improved operating efficiency.

•
The Cigna Healthcare MCR[4] was 85.0% for third quarter 2026, compared to 84.8% for third quarter 2025, primarily due to U.S. Employer business mix, partially offset by a lower MCR[4] within our Individual and Family Plans business.

•
Cigna Healthcare net medical costs payable[8] was $4.86 billion at September 30, 2026, $5.09 billion at June 30, 2026, and $4.53 billion at September 30, 2025. Favorable prior year reserve development on a gross pre-tax basis was $356 million and $319 million for the nine months ended September 30, 2026 and 2025, respectively.

Corporate and Other Operations

Corporate reflects interest expense, amounts not allocated to operating segments and includes intersegment eliminations. Other Operations is comprised of Corporate Owned Life Insurance (“COLI”), the Company’s run-off operations and other non-strategic businesses.

Financial Results (dollars in millions):
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2026	2025	2026	2026

Adjusted (Loss) from Operations, Pre-Tax[1]	$(372)	$(363)	$(389)	$(1,138)

2026 OUTLOOK2

The Cigna Group’s outlook for full year 2026 consolidated adjusted income from operations1,2 is at least $30.60 per share2. This outlook includes the impact of expected future share repurchases and anticipated 2026 dividends.

(dollars in millions, except where noted and per share amounts)
2026 Consolidated Metrics	Projection for Full Year Ending December 31, 2026	Change from Prior Projection
Adjusted Income from Operations, per share[1,2]	at least $30.60	+$0.15
Evernorth Adjusted Income from Operations, Pre-Tax[1,2]	at least $6,900
Cigna Healthcare Adjusted Income from Operations, Pre-Tax[1,2]	at least $4,600	+$50
Cigna Healthcare Medical Care Ratio[2,4]	84.2% +/- 25 bps	Narrowed by 50 bps

The foregoing statements represent the Company’s current estimates of The Cigna Group’s 2026 consolidated and segment adjusted income from operations1,2 and other key metrics as of the date of this release.  Actual results may differ materially depending on a number of factors.  Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on The Cigna Group’s website in the Investor Relations section (https://investors.thecignagroup.com/overview/default.aspx). Management will be hosting a conference call to review third quarter 2026 results and discuss full year 2026 outlook beginning today at 8:30 a.m. ET.  A link to the conference call is available in the Investor Relations section of The Cigna Group’s website located at https://investors.thecignagroup.com/events-and-presentations/default.aspx.

The call-in numbers for the conference call are as follows:
Live Call
(888) 566-1889  (Domestic)
(773) 799-3989   (International)
Passcode: 11052026

Replay
(866) 405-7290   (Domestic)
(203) 369-0603   (International)

It is strongly suggested you dial in to the conference call by 8:15 a.m. ET.

About The Cigna Group

The Cigna Group (NYSE: CI) is a global health company committed to creating a better future built on the vitality of every individual and every community. We relentlessly challenge ourselves to partner and innovate solutions for better health. The Cigna Group includes products and services marketed under Evernorth Health Services, Cigna Healthcare, or its subsidiaries. The Cigna Group maintains sales capabilities in more than 30 markets and jurisdictions, and has approximately 180 million customer relationships around the world. Learn more at thecignagroup.com.

Notes:

1.
Adjusted income (loss) from operations is a principal financial measure of profitability used by The Cigna Group’s management because it presents the underlying results of operations of the Company’s businesses and facilitates analysis of trends in underlying revenue, expenses and shareholders’ net income. Adjusted income (loss) from operations is defined as shareholders’ net income (or income before income taxes less pre-tax income (loss) attributable to noncontrolling interests for the segment metric) excluding net investment gains/losses, amortization of acquired intangible assets and special items. The Cigna Group’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded. Special items are matters that management believes are not representative of the underlying results of normal, recurring operations due to their nature or size. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results and on a pre-tax basis for segment results. Consolidated adjusted income (loss) from operations is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income. See Exhibit 1 for a reconciliation of consolidated adjusted income from operations to shareholders’ net income.

2.
Management is not able to provide a reconciliation of adjusted income from operations to shareholders’ net income on a forward-looking basis because it is unable to predict, without unreasonable effort, certain components thereof including (i) future net investment results and (ii) future special items. These items are inherently uncertain and depend on various factors, many of which are beyond The Cigna Group’s control. As such, any associated estimate and its impact on shareholders’ net income and total revenues could vary materially.

The Company’s outlook excludes the potential effects of any other business combinations that may occur after the date of this earnings release. The Company’s outlook includes the potential effects of expected future share repurchases and anticipated 2026 dividends.

The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternate uses of capital. The share repurchase program may be effected through open market purchases in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, including through Rule 10b5-1 trading plans, or privately negotiated transactions. The program may be suspended or discontinued at any time.

3.
Adjusted revenues is used by The Cigna Group’s management because it facilitates analysis of trends in underlying revenue. The Company defines adjusted revenues as total revenues excluding the following adjustments: special items and The Cigna Group’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting. Special items are matters that management believes are not representative of the underlying results of normal, recurring operations due to their nature or size. We exclude these items from this measure because management believes they are not indicative of past or future underlying performance of the business. Adjusted revenues is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, total revenues. See Exhibit 1 for a reconciliation of consolidated adjusted revenues to total revenues.

4.	Operating ratios are defined as follows:

•
The Cigna Healthcare medical care ratio (“MCR”) represents medical costs as a percentage of premiums for all Cigna Healthcare risk products provided through guaranteed cost or experience-rated funding arrangements. Changes in percentages may be expressed in basis points (“bps”).

•
SG&A expense ratio on a GAAP basis for the third quarter 2026 represents enterprise selling, general and administrative expenses of $3,612 million as a percentage of total revenue of $73.7 billion at a consolidated level. SG&A expense ratio on a GAAP basis for the third quarter 2025 represents enterprise selling, general and administrative expenses of $3,362 million as a percentage of total revenue of $69.7 billion at a consolidated level.

•
Adjusted SG&A expense ratio for the third quarter 2026 represents enterprise selling, general and administrative expenses of $3,443 million excluding special items of $169 million as a percentage of adjusted revenue at a consolidated level. Adjusted SG&A expense ratio for the third quarter 2025 represents enterprise selling, general and administrative expenses of $3,191 million excluding special items of $171 million as a percentage of adjusted revenue at a consolidated level.

5.	Customer relationships are defined as follows:

•
Total medical customers includes individuals who meet any one of the following criteria: (i) are covered under a medical insurance policy, managed care arrangement, or administrative services agreement issued by Cigna Healthcare; (ii) have access to Cigna Healthcare’s provider network for covered services under their medical plan; or (iii) have medical claims that are administered by Cigna Healthcare.

6.	Margin, pre-tax, is calculated by dividing adjusted income (loss) from operations, pre-tax by adjusted revenues for each segment.

7.
The Cigna Group owns noncontrolling interests in certain operating joint ventures. As such, the adjusted revenues for the Cigna Healthcare segment only include the Company’s share of the joint ventures’ earnings reported in Fees and Other Revenues using the equity method of accounting under GAAP.

8.
Medical costs payable within the Cigna Healthcare segment are presented net of reinsurance and other recoverables. The gross medical costs payable balance was $4.99 billion as of September 30, 2026, $5.23 billion as of June 30, 2026, and $4.68 billion as of September 30, 2025.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made in connection with this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on The Cigna Group’s current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning our projected outlook for 2026 (including adjusted income from operations, including on a per share and segment basis, and medical care ratio); future financial or operating performance, including our ability to improve the health and vitality of those we serve; future growth, business strategy and strategic or operational initiatives, including our modernization and productivity initiatives; our ability to successfully implement actions across our business to strengthen our platform and build a more sustainable model for healthcare; economic, regulatory or competitive environments; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; and other statements regarding The Cigna Group’s future beliefs, expectations, plans, intentions, liquidity, cash flows, financial condition or performance. You may identify forward-looking statements by the use of words such as “believe,” “expect,” “project,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to manage health care costs and respond to price competition, inflation and other pressures that could compress our margins or result in premiums that are insufficient to cover the cost of services delivered to our customers; our ability to compete effectively, differentiate our products and services from those of our competitors and adapt to changes in an evolving and rapidly changing industry; our ability to develop and effectively implement products and services to improve the accessibility, affordability and transparency of health care; changes in drug pricing or industry pricing benchmarks; our ability to maintain relationships with one or more key pharmaceutical manufacturers or if payments made or discounts provided decline; changes in the pharmacy provider marketplace or pharmacy networks; the potential for actual claims to exceed our estimates related to expected medical claims; our ability to develop and maintain satisfactory relationships with health care payors, physicians, hospitals, other health service providers and with producers and consultants; potential liability in connection with managing medical practices and operating pharmacies, onsite clinics and other types of medical facilities; uncertainties surrounding participation in government-sponsored programs and providing services to payors who participate in government-sponsored programs; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; compliance with applicable privacy, security and data laws, regulations and standards; the outcome of litigation, regulatory audits and investigations; compliance costs and potential failure of our prevention, detection and control systems; our ability to invest in and properly maintain our information technology and other business systems; our ability to prevent or contain effects of a potential cyberattack or other privacy or data security incident; risks related to our use of artificial intelligence and machine learning; dependence on success of relationships with third parties; risk of significant disruption within our operations or among key suppliers or third parties; political, legal, operational, regulatory, economic and other risks that could affect our multinational operations, including currency exchange rates; risks related to strategic transactions and realization of the expected benefits of such transactions, as well as integration or separation difficulties or underperformance relative to expectations which could lead to an impairment charge; our ability to achieve our strategic and operational initiatives; unfavorable economic and market conditions, the risk of a recession or other economic downturn and resulting impact on employment metrics, stock market or changes in interest rates; risks related to a downgrade in financial strength ratings of our insurance subsidiaries; the impact of our significant indebtedness and the potential for further indebtedness in the future; credit risk related to our reinsurers; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available through the Investor Relations section of www.thecignagroup.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. The Cigna Group undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

THE CIGNA GROUP	Exhibit 1
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
(Dollars in millions, except per share amounts)	2026	2025	2026	2025	2026

REVENUES

Pharmacy revenues	$58,982	$56,054	$170,191	$158,336	$57,172
Premiums	9,885	9,081	29,556	30,973	9,859
Fees and other revenues	4,529	4,380	13,337	12,412	4,365
Net investment income	287	233	761	707	272
Total revenues	73,683	69,748	213,845	202,428	71,668
Net investment results from certain equity method investments	110	(178)	23	(272)	(110)
Adjusted revenues (1)	$73,793	$69,570	$213,868	$202,156	$71,558

Shareholders’ net income	$1,442	$1,868	$4,756	$4,723	$1,660
Pre-tax adjusted income (loss) from operations by segment
Evernorth Health Services	$1,829	$1,903	$4,958	$5,033	$1,663
Cigna Healthcare	1,193	1,038	3,983	3,419	1,276
Corporate and Other Operations	(372)	(363)	(1,138)	(1,131)	(389)
Adjusted income tax expense	(546)	(482)	(1,587)	(1,455)	(496)
Consolidated after-tax adjusted income from operations	$2,104	$2,096	$6,216	$5,866	$2,054

Weighted average shares (in thousands)	263,788	267,530	263,923	269,527	263,962
Common shares outstanding (in thousands)			263,403	267,072	264,154
SHAREHOLDERS’ EQUITY at September 30,			$43,383	$41,805
SHAREHOLDERS’ EQUITY PER SHARE at September 30,			$164.70	$156.53

	Three Months Ended September 30,				Nine Months Ended September 30,				Three Months Ended June 30,
	2026		2025		2026		2025		2026
(Dollars in millions, except per share amounts)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

SHAREHOLDERS’ NET INCOME

Shareholders’ net income		$1,442		$1,868		$4,756		$4,723		$1,660
Adjustments to reconcile to adjusted income from operations
Net investment losses (gains) (2)	$74	67	$(204)	(43)	$(202)	(221)	$(348)	(194)	$(41)	(55)
Amortization of acquired intangible assets	589	449	436	332	1,368	1,060	1,280	998	389	296
Special Items
Strategic optimization program	85	62	222	168	535	405	566	429	70	53
Charges (benefits) associated with litigation matters	60	49	(17)	(13)	126	101	(17)	(13)	77	60
Integration and transaction-related costs	23	17	7	6	92	70	297	226	34	26
Deferred tax expenses, net	—	18	—	19	—	51	—	53	—	17
(Gain) on sale of businesses	—	—	(38)	(241)	(6)	(6)	(79)	(356)	(6)	(3)
Adjusted income from operations (3)		$2,104		$2,096		$6,216		$5,866		$2,054

DILUTED EARNINGS PER SHARE

Shareholders’ net income		$5.47		$6.98		$18.02		$17.52		$6.29
Adjustments to reconcile to adjusted income from operations
Net investment losses (gains) (2)	$0.28	0.25	$(0.76)	(0.16)	$(0.77)	(0.84)	$(1.29)	(0.72)	$(0.16)	(0.21)
Amortization of acquired intangible assets	2.23	1.71	1.63	1.24	5.19	4.02	4.74	3.70	1.48	1.12
Special Items
Strategic optimization program	0.32	0.24	0.82	0.63	2.02	1.53	2.10	1.59	0.27	0.20
Charges (benefits) associated with litigation matters	0.23	0.18	(0.06)	(0.05)	0.48	0.38	(0.06)	(0.05)	0.28	0.23
Integration and transaction-related costs	0.09	0.06	0.03	0.02	0.35	0.27	1.10	0.84	0.13	0.10
Deferred tax expenses, net	—	0.07	—	0.07	—	0.19	—	0.20	—	0.06
(Gain) on sale of businesses	—	—	(0.14)	(0.90)	(0.02)	(0.02)	(0.29)	(1.32)	(0.02)	(0.01)
Adjusted income from operations (3)		$7.98		$7.83		$23.55		$21.76		$7.78
(1)  Adjusted revenues is defined as total revenues excluding the following adjustments: special items and The Cigna Group’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting. These items are excluded because they are not indicative of past or future underlying performance of our businesses.

(2) Includes Net investment gains/losses as presented in our Consolidated Statements of Income, as well as the Company’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting, which are presented within Fees and other revenues in our Consolidated Statements of Income.

(3) Adjusted income (loss) from operations is defined as shareholders’ net income (or income before income taxes less pre-tax income (loss) attributable to noncontrolling interests for the segment metric) excluding the following adjustments: net investment gains/losses, amortization of acquired intangible assets and special items. The Cigna Group’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded.